UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

EQUITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Kansas	001-37624	72-1532188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7701 East Kellogg Drive, Suite 300 Wichita, KS		67207
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 316.612.6000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Class A, Common Stock, par value $0.01 per share	Trading Symbol EQBK	Name of each exchange on which registered The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☒ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2020, Equity Bancshares, Inc. (the “Company”) announced the hire of Eric Newell as Executive Vice President and Chief Financial Officer of the Company and Equity Bank, the Company’s wholly-owned banking subsidiary.  Mr. Newell joined the Company on April 30, 2020.  Greg Kossover, our current Chief Financial Officer, will work with Mr. Newell to assist with the transition until Mr. Newell assumes all duties as Chief Financial Officer following the filing of the Company’s second quarter Form 10-Q.

In connection with the hire of Mr. Newell, Mr. Kossover will become our Chief Operating Officer and Craig Anderson, our current Chief Operating Officer, will become President of Equity Bank.  Mr. Kossover, age 57, has served as Executive Vice President and Chief Financial Officer since our initial public offering in 2015 and he also serves as a director of the Company.  Mr. Anderson, age 60, has served as Executive Vice President and Chief Operating Officer since 2018.

Mr. Newell, age 43, joins the Company from United Financial Bancorp, Inc. where he most recently served as Executive Vice President, Chief Financial Officer and Treasurer from 2013 until its merger with another financial institution in November 2019.  Mr. Newell holds a Chartered Financial Analyst designation and prior to joining United Financial Bancorp, Inc. he served as an analyst at Alliance Bernstein, as an analyst for Fitch Ratings and as a Bank Examiner with the Federal Deposit Insurance Corporation.

In connection with his appointment, Mr. Newell entered into an employment agreement, dated to be effective as of April 30, 2020, by and among the Company, Equity Bank and Mr. Newell. The initial term of the employment agreement is three years and will automatically renew for successive one-year periods thereafter, unless the agreement is terminated in accordance with its terms. Under the terms of the employment agreement, Mr. Newell will receive a base salary of $350,000 and a target annual incentive bonus of 65% of his base salary, which shall be payable in cash. Mr. Newell will also be eligible to receive an annual equity award with a target grant date fair value equal to 55% of his base salary, which may be subject to certain vesting, performance and other conditions.

Mr. Newell will receive an equity award in connection with his hire with a target grant date fair value equal to approximately $200,000, which will be comprised of time-based restricted stock units that will vest in five equal annual installments beginning on the first anniversary of his employment, subject to his continuing employment through each such vesting date.  He will also be paid a $50,000 signing bonus that is subject to repayment if his employment is terminated within 12 months in accordance with the terms of the employment agreement.

Mr. Newell’s employment agreement provides that upon the termination of his employment by Mr. Newell for good reason or by Equity Bank without cause, Mr. Newell will be entitled to receive his base salary for a period of twelve months following such termination, subject to compliance with the terms of the employment agreement and execution of a general release in favor of the Company and Equity Bank.

Mr. Newell’s employment agreement contains a change in control provision that provides for a payment to him if his employment is terminated by Mr. Newell for good reason, by Equity Bank (or its successor) without cause, or due to Equity Bank’s (or its successor’s) nonrenewal of the employment agreement within twelve months after a qualifying change in control. Upon a qualifying change in control and termination of his employment, Mr. Newell would be entitled to a payment equal to 2.99 times the sum of (i) his prior year’s base salary and (ii) all other cash compensation paid to him and received during such year. Any payments pursuant to the change in control provision are subject to compliance with restrictions imposed by the Internal Revenue Code. Additionally, Mr. Newell is bound by the restrictive covenants set forth in his employment agreement.

There are no family relationships between Mr. Newell and any director or other executive officer of the Company, or with any person selected to become an officer or a director of the Company, nor are there any arrangements or understandings between Mr. Newell and other persons pursuant to which he was appointed as an executive officer of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions proposed, in which Mr. Newell, or any member of his immediate family, has a direct or indirect material interest.

The foregoing description of Mr. Newell’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreement, which is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

The Company issued a press release on April 29, 2020, announcing the hiring of Mr. Newell, which is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated April 30, 2020, by and between Equity Bank and Eric Newell

99.1	Press Release issued by Equity Bancshares, Inc., dated April 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Equity Bancshares, Inc.

DATE: May 1, 2020	By:	/s/ Brad S. Elliott
Brad S. Elliott
Chairman and Chief Executive Officer